                               PRESIDENTIAL TOWERS

                                  OFFICE LEASE

                               U.S. REALTEL, INC.

1.  BASIC LEASE PROVISIONS.

A.  Project and Address:               Presidential Towers
                                       555 West Madison Street
                                       Chicago, Illinois 60661

B.  Landlord and Address:              The Habitat Company, as agent for the
                                       beneficiary of LaSalle National Bank
                                       Trust No. 103200
                                       c/o The Habitat Company
                                       350 West Hubbard Street
                                       Chicago, Illinois 60610

C.  Tenant and Current Address:        U.S. RealTel, Inc.
                                       100 S. Wacker Drive
                                       Chicago, Illinois 60606

D.  Date of Lease:                     October 6, 1999

E.  Lease Term:                        Five (5) years

F.  Commencement Date of Term:         The later of October 1, 1999 or the day
                                       after the Landlord's work is completed
                                       and possession of the Premise is
                                       delivered to Tenant.

G.  Expiration Date of the Term:       September 30, 2004

H.  Location and Area of Premises:     9,598 square feet in southwest portion of
                                       Atrium and two (2) parking spaces in the
                                       garage.

I.  Extension Options:                 One - three year option

J.  Security Deposit:                  $13,997 payable as provided in
                                       Paragraph 7

K.  Use:                               General Office Use and as a showroom for
                                       display and sale of Tenant's products and
                                       services and for the operation of
                                       Tenant's telecommunications switching
                                       center.

L.  Broker:                            None

M.  Exhibits:                          Exhibit A - Plan of Premises
                                       Exhibit B - Fixed Rent Schedule
                                       Exhibit C - Landlord Work

2. LEASING AGREEMENT. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") shown cross-hatched on Exhibit A which are contained in Presidential Towers (the "Project" or the "Development"), located at the address stated in Paragraph lA. In addition, the Premises shall include two (2) spaces in the garage that is part of the Project. In the event Tenant requests more than two (2) parking spaces for use by Tenant's employees, such spaces shall be made available at the then current monthly residential rate. The term of this Lease (the "Term") shall commence on the date (the "Commencement Date") stated in Paragraph 1F. The Term shall expire on the date (the "Expiration Date") stated in Paragraph 1G, unless terminated earlier or extended as otherwise provided in this Lease.

3. INTENTIONALLY DELETED.

4. CHARGES.

               A. HVAC. Landlord shall provide heat and air conditioning through systems provided by Landlord during all reasonable business hours of Tenant (Monday through Friday from 8:00 a.m. to 7:00 p.m. and Saturday from 8:00 a.m. to 3:00 p.m.), to the extent reasonably necessary for the comfortable occupancy and use of the Premises under normal business operations.

               B. OTHER SERVICES. Tenant, at its own expense, shall provide janitor service, cleaning, refuse removal and interior window washing for the Premises, such services to be performed by contractors or personnel reasonably satisfactory to Landlord. Provided Tenant bags its garbage and refuse in a manner intended to reduce odors and brings such bagged garbage and refuse to Landlord's compactor, Tenant shall subject to rules and regulations regarding use promulgated by Landlord, have the right to use the compactor. Landlord shall from time to time bill Tenant and Tenant shall upon receipt of invoices therefor reimburse Landlord for Tenant's share of scavenger service costs (presently measured in yards) charged to Landlord for use of the compactor. Tenant's right to continue to use the compactor is conditioned upon its payment within five days after receipt of each such invoice for its share of scavenger service costs for use of the compactor. Tenant shall reimburse Landlord for all costs and expenses of repair of the Compactor resulting from Tenant's negligent or improper use thereof. Nothing contained herein shall obligate Landlord to furnish a compactor at any time during the Term.

               C. WATER. Landlord shall furnish Tenant with hot water and cold water.

               D. UTILITY CHARGES. Tenant shall pay for all electric power furnished for the operation of the Premises. Tenant shall make arrangements directly with the applicable utility company for providing such service.

               E. USE OF PROJECT AREAS. Tenant shall be entitled to reasonable use for itself and its suppliers of the loading dock, receiving areas and freight elevators of the Development, provided that such use shall not unreasonably interfere with the use of said facilities by Landlord and other tenants of the Development and their respective suppliers, customers and invitees.

               F. FAILURE OF SERVICES. If, as a result of the failure of Landlord to provide any service required to be provided by it under this Lease, the Premises are rendered untenantable for a period of 24 consecutive hours, then, commencing upon the expiration of such 24 hours, Rent shall abate for the duration of such untenantability until Tenant is able to resume occupancy of the Premises. Tenant agrees that Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service which failure or delay is caused, in whole or in part, by war, insurrection, civil disturbance, riots, acts of God, governmental action, strikes, lockouts or picketing (whether legal or illegal), inability to obtain electricity , fuel or supplies , accidents, casualties, or acts directly or indirectly by Tenant (or Tenant's agents, representatives, employees, licensees or invitees) or any other at or cause beyond the reasonable control of Landlord; provided, however, that subject to the conditions set forth in the preceding sentence, Tenant shall be entitled to abatement of Rent during the period described in the preceding sentence. Any failure or delay in furnishing any service required under this Lease to be provided by Landlord shall not be deemed to be an eviction or disturbance in any manner of Tenant's use and possession of the Premises, relieve Tenant from its obligation to pay all Rent when due or from any other obligation of Tenant under this Lease, except for abatement of Rent during the period described in the first sentence of this Paragraph.

          5. USE OF PREMISES.

               A. USE. Tenant shall use and occupy the Premises for the use stated in Paragraph 1K and for no other use or purpose without the express written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

               B. OPERATION. Tenant shall operate its business in an efficient, businesslike and reputable manner. Tenant shall promptly comply with all laws and ordinances and lawful orders and regulations affecting the Premises and the cleanliness, safety, occupancy and use of same. Tenant, at its expense, shall obtain all permits and licenses necessary to conduct its business in the Premises. Tenant agrees that it will conduct such business in a lawful manner in good faith, and shall not commit any act tending to injure the reputation of the Project.

               C. QUIET ENJOYMENT. So long as Tenant is not in default under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to the terms of this Lease and the acts or omissions of persons or entities other than Landlord, its beneficiary and their respective agents and employees.

               D. SIGNAGE. Tenant shall have the right to have Tenant's logo and name painted on the entry door to the Premises.

               E. PYLON SIGN. Landlord is building a pylon sign at Madison and Clinton Avenues and Tenant shall have the right to have Tenant's name placed on the pylon sign.

         6. RENT.

               A. FIX RENT. Commencing on the Commencement Date of Term, Tenant shall pay to Landlord fixed rent ("Fixed Rent") during the Term without any abatement, set off or deduction whatsoever (except as otherwise expressly permitted in this Lease) in the initial annual amount of $167,965 ($13,997 per month) which amount shall increase annually as shown on Exhibit B. Fixed Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term. Notwithstanding the foregoing No Fixed Rent shall be payable for the first one and one half (1 1/2) months of the Term.

               B. PAYMENT OF RENT. All charges, costs and sums required to be paid by Tenant under this Lease in addition to Fixed Rent shall be considered additional rent, and Fixed Rent and additional rent shall be collectively called "Rent". Rent shall be payable without demand, notice, offset or deduction, except as otherwise specifically stated in this Lease. All Rent due under this Lease shall be paid by checks payable to the order of "The Habitat Company, managing agent", the managing agent ("Manager") of Landlord, which checks shall be mailed or delivered to Landlord at the office of the Project or in such other manner or at such other place as Landlord may from time to time designate to Tenant. Fixed Rent will be prorated for partial months or years within the Term. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

          7. SECURITY DEPOSIT. As security for the performance of its obligations under this Lease, Tenant shall pay to Landlord a security deposit (the "Security Deposit") in the amount stated in Paragraph 1J payable one half (1/2) upon signing this Lease and one half (1/2) within two (2) business days after Tenant moves into the Premises. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied. Landlord shall not pay interest on the Security Deposit. Within 45 days after the Expiration Date, Landlord shall return to Tenant the balance, if any, of the Security Deposit. The Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense to any action which Landlord may at any time commence against Tenant.

          8. CONDITION AND CARE OF PREMISES. Tenant's taking possession of the Premises shall be conclusive evidence against Tenant that the portion of the Premises taken possession of was then in good order and satisfactory condition except for those conditions, if any, set forth on a written "punch list" signed by Tenant and sent to Landlord within thirty (30) days after Tenant takes possession. Landlord will use reasonable efforts to complete such punch list items within fifteen (15) days after receipt of the punch list. No promises of Landlord to alter, remodel, improve, repair, decorate the Premises or any part thereof have been made, and no representation respecting the condition of the Premises or the Project has been made to Tenant by or on behalf of Landlord except to the extent stated in this Lease including, but not limited to, Paragraph 24 and Exhibit C. Except for any damage resulting from any negligent or wanton act of Landlord or its employees and agents, and subject to the provisions of Paragraph 16, Tenant shall at its own expense keep the Premises in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises caused by Tenant or any of its employees, contractors, agents or invitees, under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord. Tenant shall, at its expense: (i) keep the entry doors and the interior of the Premises in same condition and repair as on the Commencement Date ordinary wear, loss or damage by or other insured of casualty excepted; (ii) keep in good condition and repair, all of Tenant's equipment, facilities and fixtures (including hardware and heating, cooling, ventilating, electrical, plumbing and other mechanical facilities) located in the Premises; and (iii) replace all window glass and door glass broken in the Premises. If Tenant does not perform its obligations under this Paragraph promptly and adequately, Landlord, after notice to Tenant specifically identifying the acts Landlord believes Tenant is obligated to perform and giving fifteen (15) days opportunity for Tenant to perform such acts, may, but need not, perform such obligations on behalf of Tenant, and Tenant shall pay to Landlord within ten (10) days after Landlord's demand, the reasonable cost paid or incurred by Landlord in performing such obligations.

          9. RETURN OF PREMISES.

               A. SURRENDER. At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant's right to possession of the Premises without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to Landlord the combination of all locks of vaults or safes then remaining in the Premises, and shall, subject to the following paragraph, return the Premises and all equipment, furniture, and fixtures of Landlord in the Premises to Landlord in as good condition as when Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty, damage resulting from the act of Landlord or its employees and agents, and any Tenant improvements excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost of such restoration to Landlord on demand.

               B. TITLE TO PROPERTY. All Tenant improvements, installations, additions, partitions, hardware, light fixtures, nontrade fixtures and improvements, temporary or permanent, except moveable furniture, trade fixtures and equipment owned by Tenant, in or upon the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain in the Premises, all. without compensation, allowance or credit to Tenant. If, however, prior to or within ten (10),,days after such termination Landlord so directs by notice, Tenant, at Tenant's sole expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in the Premises by Tenant and which Landlord, at the time of installation informed Tenant may have to be removed at the end of the Term and are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the reasonable cost of such removal and repair to Landlord on demand.

               C. TRADE FIXTURES. All moveable furniture, trade fixtures and equipment placed on the Premises by Tenant shall remain the property of Tenant and may be removed in whole or in part by Tenant at any time and from time to time during the Term, provided (i) any such trade fixtures and equipment removed during the Term shall be replaced with trade fixtures and equipment of like quality, and (ii) any damage caused by such removal shall be repaired by Tenant, at Tenant's sole expense. It is further agreed that all moveable furniture, trade fixtures and equipment owned by Tenant which are, or may be, installed in the Premises during the Term whether exempt or not from sale under execution and attachment under the laws of the State of Illinois, shall at all times be subject to a first lien in favor of Landlord for all Rent which is due under this Lease; provided that Landlord, at Tenant's request, will subordinate Landlord's lien as provided herein to any lender who, requires, as a part of such loan, a lien on Tenant's trade fixtures.

               D. RESTORATION. Landlord and Tenant acknowledge that the Premises are being delivered with carpeting and floor tile in place throughout the Premises. Tenant shall leave in place any floor covering or tile flooring on the Premises at the end of the Term without compensation to Tenant. Tenant shall remove Tenant's furniture, machinery, safes, trade fixtures and other items of moveable personal property of every kind and description from the Premises and restore any damage to the Premises caused by such removal, such removal and restoration to be performed prior to or within ten days after the expiration or termination of this Lease, or termination of Tenant's right to possession of the Premises, failing which Landlord may perform same, in which event the provisions of Paragraph 13G shall apply.

               E. SURVIVAL. All obligations of Tenant under this Paragraph 9 shall expressly survive the expiration or earlier termination of this Lease.

          10.  ALTERATIONS.

               A. APPROVALS. Without Landlord's prior written consent (which consent shall not be unreasonably withheld), Tenant shall not make or cause to be made any alterations, improvements, additions, changes or repairs (an "alteration", collectively) in or to the Premises; provided that alterations in any year costing less than $10,000 shall not require Landlord consent; and further provided that any wiring within existing conduit or inside the drop ceiling shall not be considered as an alteration provided Tenant notifies Landlord of any such wiring and such wiring shall not interfere with the operation of the Development. As a condition to granting its consent to any alteration, Landlord may impose reasonable requirements, including, without limitation, requirements as to the manner and time for the performance of such alteration and the type and amount of insurance and bonds Tenant must acquire and maintain during the course of performance of such alteration. In addition, Landlord shall have the right to: approve the contractors performing the alteration; approve all plans and specifications for the alteration; review the work of Tenant's architects, engineers, contractors or mechanics and control any construction or other activities being undertaken within the Premises; and order reasonable changes in such alteration in instances in which materials or workmanship is defective or not in accordance with plans or specifications previously approved by Landlord. Tenant shall pay the entire cost of any alteration, and if requested by Landlord, shall deposit with Landlord prior to commencement of such alteration, funds or other security acceptable to Landlord covering the full cost of such alteration. Each alteration shall become the property of Landlord when made and shall be surrendered with the Premises upon the expiration or termination of this Lease. All approval and reviews under this paragraph shall not be unreasonably withheld or delayed.

               B. COMPLIANCE WITH LAWS. Each alteration shall be performed in a good and workmanlike manner using new grades of materials; in full compliance with all applicable laws, ordinances and governmental regulations, rules and requirements; and in full compliance with all insurance rules, orders, directions, regulations and requirements.

               C. NO LIENS. Before any alteration is commenced, Tenant shall give Landlord at least fifteen (15) days' prior written notice of same. During the course of performance of such alteration Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work previously performed. Any mechanic's liens for work claimed to have been performed for, or materials claimed to have been furnished to, Landlord or Tenant shall be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing of such lien, at Tenant's sole expense. Nothing herein shall be deemed to prevent Tenant from contesting, in good faith, any lien claim filed against Tenant. Tenant agrees to indemnify, hold harmless and defend Landlord, its managing agent and their respective officers, partners and employees from any liability, loss, cost, damage or expense (including attorney's fees), arising out of any such lien claim or out of any other claim relating to work done or materials supplied to the Premises at Tenant's request or on Tenant's behalf.

          11. ASSIGNMENT AND SUBLETTING.

               A. CONSENT. Tenant shall not without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed,

                    (1) assign, mortgage, pledge, hypothecate or otherwise
               transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise;

                    (2) sublet all or any part of the Premises; or

                    (3) permit the use or occupancy of all or any part of the
               Premises for any purpose not permitted under Paragraph 1K or by anyone other than Tenant and Tenant's employees and customers.

For purposes of this Paragraph 11A an "assignment" shall not be considered to include a change in the majority ownership or control of Tenant, provided the new controlling ownership has a net worth equal to or greater than current controlling ownership and any assignment or other transfer to an affiliate, subsidiary or parent of Tenant.

               B. CONDITIONS FOR CONSENT. If Tenant enters into an assignment or sublease it shall submit an executed copy of the sublease or assignment to Landlord for consent not less than thirty days prior to the proposed effective date of assignment or the proposed commencement date of the term of the sublease, as the case may be. In the case of a sublease, the instrument shall expressly state that it is and shall remain at all times subject and subordinate to this Lease and all of the terms, covenants and agreements contained in this Lease. No such assignment or sublease instrument shall expressly or by implication impose upon Landlord any duties or obligations or alter the provisions of this Lease. Tenant agrees that the withholding by Landlord of its consent to such proposed assignment or proposed sublease will not be deemed "unreasonable" if, among other reasonable criteria to be examined by Landlord:

                    (1) the net worth of the proposed subtenant or assignee
               is less than that of Tenant;

                           (2) the intended use of the Premises by the proposed
                  subtenant or assignee is not for general office or retail use;

                           (3) the use of the Premises by the proposed subtenant
                  or assignee would violate or create a potential violation of any laws, ordinances or governmental regulations;

                           (4) the use of the Premises by the proposed subtenant
                  or assignee would violate any other agreements affecting the Premises, the Project, Landlord or any tenants of the Project;

                           (5) the assignment is for less than all of the
                  Premises; or

                           (6) Tenant is in default under this Lease.

Tenant may not submit to Landlord for consent any assignment or sublease on terms or conditions or with parties different from those stated in the Tenant's notice for such assignment or sublease.

                  C. NO WAIVER. Consent by Landlord to any assignment, subletting, transfer, lien, charge, use or occupancy, shall not operate as a waiver by Landlord of, or to release or discharge Tenant from, any liability under this Lease, whether past, present or future (including liability arising during any renewal term of this Lease or with respect to any expansion space included in the Premises), or be considered to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, transfer, lien, charge, use or occupancy.

                  D. BANKRUPTCY. Without limiting any of the provisions of this Paragraph 11, if pursuant to the Federal Bankruptcy Code Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Paragraph 11, "adequate assurance of future performance" by an assignee which is expressly permitted under such Code shall, to the extent permitted by law, be considered to be the deposit with Landlord of cash security in an amount equal to two (2) months Fixed Rent payable under this Lease as of the effective date of such assignment, which deposit shall be considered an additional security deposit by Tenant and held and applied by Landlord as provided in Paragraph 7.

          12.     WAIVER AND INDEMNITY.

                  A. WAIVER. To the extent permitted by law, Tenant waives all claims against Landlord, the Manager and their respective officers, partners, agents and employees, for injury or damage to person or property sustained by Tenant and resulting directly or indirectly from fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises or the Project, or from any equipment or appurtenance in the Project, or from any accident in or about the Project, or from any act or neglect of any tenant or other occupant of the Project or of any other person. This Paragraph 12A shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature.

                  B. INDEMNITY. Tenant agrees to indemnify and hold harmless Landlord, the Manager and their respective officers, partners, agents, and employees, from and against any and all claims,, demands, actions, liabilities, damages, costs and expenses (including attorneys' fees), for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises and arising from Tenant's occupancy of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its agents or employees. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend such proceeding at its sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.

          13. LANDLORD'S REMEDIES.

                  A. EVENTS OF DEFAULT. Each of the following shall constitute an event of default by Tenant under this Lease:

                  (1) Tenant fails to pay any installment of Rent when due and fails to cure such default within five days after written notice to Tenant (which 5-day period shall run concurrently with and not be in addition to the statutory Landlord's 5-day notice required under Illinois law in dispossession proceedings);

                  (2) Tenant fails to observe or perform any of the other covenants or provisions of this Lease to be observed or performed by Tenant and fails to cure such default within 15 days after written notice to Tenant; provided, that if such default is not susceptible to being cured within such 15-day period but Tenant promptly commences such cure, said 15-day period shall be extended so long as Tenant is actively, diligently and continuously attempting to effectuate such cure (and furnishing Landlord with weekly written status reports on such efforts) but in no event shall said 15-day period be extended by more than 60 days;

                  (3) the interest of Tenant in this Lease is levied upon under execution or other legal process;

                  (4) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution for such Code; or

                  (5) a receiver is appointed for Tenant or Tenant's property.

                  B. LANDLORD'S REMEDIES. Upon the occurrence of an event of default by Tenant under this Lease, Landlord, at its option, without further notice or demand to Tenant, may:

                  (1) Terminate this Lease by giving written notice thereof to Tenant, in which event this Lease and all right, title and interest of Tenant under this Lease shall terminate on the date stated in such notice;

                  (2) Terminate the right of Tenant to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event the right of Tenant to possession of the Premises shall cease on the date stated in such notice; and

                  (3) Enforce the provisions of this Lease and enforce and protect the rights of Landlord by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained under this Lease, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due from Tenant under this Lease.

The foregoing rights and remedies shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed to it by law or in equity.

                  C. SURRENDER. If Landlord exercises either remedy provided for in Paragraph 13B(1) or 13B(2), Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

                  D. TERMINATION OF POSSESSION. In the event of the termination of Tenant's right to possession of the Premises without termination of this Lease under Paragraph 13B(2), such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall, if and to the extent required by law, relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord, in Landlord's sole discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting, subject however, to Landlord's duty to mitigate damages as required by law. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably necessary or desirable and in connection therewith change the locks to the Premises, and Tenant shall upon demand pay the reasonable cost thereof. Landlord may collect the rents from any such reletting and apply the same first to the payment of the reasonable expenses of re-entry, redecoration, repair and alterations and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no event of default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord. may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

                  E. TERMINATION OF LEASE. In the event of the termination of this Lease under Paragraph 13B(1), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including the termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys, fees incurred by Landlord in the enforcement of its rights and remedies hereunder.

                  F. INTENTIONALLY DELETED.

                  G. REMOVAL OF PROPERTY. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by Landlord, at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all reasonable expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the termination of this Lease shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

                  H. BANKRUPTCY. In the event a petition is filed by or against Tenant seeking a plan of reorganization or arrangement under the Bankruptcy Code, Landlord and Tenant agree, to the extent permitted by law, that the trustee in bankruptcy shall determine within 60 days after commencement of the case, whether to assume or reject this Lease.

                  I. ATTORNEY`S FEES. In any action to enforce any provision of this Lease, the unsuccessful party shall pay all reasonable costs and expenses, including attorneys' fees and court costs paid or incurred by the successful party in connection with such action or proceeding (including appeals) to enforce its rights under this Agreement.

          14. HOLDING OVER. Tenant shall pay Landlord 175 % of the Fixed Rent then applicable for each month or partial month during which Tenant retains possession of all or any part of the Premises after the expiration or termination of this Lease. Tenant shall indemnify, defend and hold harmless Landlord, the Manager and their respective officers, partners and employees from and against any and all claims, liabilities, actions, losses, damages and expenses (including attorney's fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession. The provisions of this Paragraph 14 shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this Lease or by law. If Tenant retains possession of all or any part of the Premises for 30 days after the expiration or termination of this Lease, then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year commencing on the date such notice is given by Landlord and upon the same terms and conditions as are contained in this Lease, provided, however, that Tenant shall pay Rent for such one-year renewal term at a rate equal to the prevailing market rental rate for comparable office space in the Development as of the commencement date of such one-year renewal term.

          15. RULES AND REGULATIONS. Tenant shall abide by all reasonable rules and regulations adopted by Landlord from time to time for the operation and management of the Project provided such rules and regulations do not materially interfere with Tenant's use, possession and quiet enjoyment of the Premises. If any rules and regulations are contrary to the provisions of this Lease, the provisions of this Lease shall govern. Landlord shall not be responsible for the violation of any rules or regulations of the Project by other tenants of the Project.

          16. FIRE AND OTHER CASUALTY. If all or a substantial part of the Premises are rendered untenantable by reason of fire or other casualty, or if the Project is damaged by fire or other casualty in such a manner as materially adversely affects access to or use of the Premises, Landlord shall with reasonable diligence take such action as is necessary to repair and restore the Premises and the Project, provided, however, that if a registered architect selected by Landlord licensed to do business in the State of Illinois should certify that such repairs and restorations to the Premises and the Project cannot be completed by using standard working methods and procedures so as to make the Premises tenantable (or accessible) within six months from the date such repairs and restorations are commenced, either party shall have the right to terminate this Lease by giving to the other party written notice of such election within ten days after receipt of the architect's certificate. If said fire or other casualty results in the total destruction of the Project, this Lease shall automatically terminate as of the date of said fire or other casualty. Fixed Rent shall abate for that part of the Premises which are untenantable on a per diem and proportionate area basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work; provided, that Tenant does not occupy such part of the Premises which are untenantable during such period.

          17.     SUBROGATION AND INSURANCE.

                  A. SUBROGATION. Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party. Without limiting any release or waiver of liability or recovery contained in any other paragraph of this Lease but rather in confirmation and furtherance thereof, each of the parties hereto waive all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten [10] days following written notice, to pay such increased cost keeping such release or waiver in full force and effect).

                  B. INSURANCE. Tenant shall carry insurance during the entire Term hereof insuring Tenant, Landlord, the Manager, and their respective agents and employees, as their interests may appear, with terms (including deductible amounts), coverages and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

                  (1) Comprehensive general public liability insurance, including contractual liability, an amount not less than $2,000,000.00 combined single limit per occurrence.

                  (2) Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full replacement cost of all the Tenant improvements and all subsequent additions, improvements and alterations owned or made by Tenant, if any, to the Premises and of all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises.

                  (3) Insurance against loss or damage to plate glass in or on the Premises.

                  (4) Worker's compensation and occupational diseases insurance in the statutory limits prescribed therefor, plus $500,000 employers' liability coverage.

Each insurance carrier shall be a responsible insurance carrier authorized to issue the relevant insurance, authorized to do business in Illinois and having a policyholder's rating of no less than "A" in the most current edition of Best's Insurance Reports.

                  C. CERTIFICATES. Tenant shall, prior to the commencement of the Term, furnish to Landlord policies or certificates evidencing such coverage, which policies or certificates shall state that such insurance coverage may not be reduced, cancelled or not renewed without at least thirty (30) days' prior written notice to Landlord and Tenant (unless such cancellation is due to non-payment of premium, and in that case only, ten (10) days' prior notice shall be sufficient).

          18. LANDLORD'S RIGHTS. Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (1) To change the name or street address of the Project upon 30 days' prior written notice to Tenant; (2) To install, affix and maintain signs on the exterior and/or interior of the Project; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) To display the Premises to prospective tenants at reasonable hours during the last 12 months of the Term; (5) To change the arrangement of entrances, doors, corridors, elevators and stairs in the Project, provided that no such change shall materially adversely affect access to the Premises; (6) To grant to any party the exclusive right to conduct any business or render any service in or to the Project, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (7) To close the Project after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such regulations as Landlord prescribes for security purposes; (8) To take any and all reasonable measures, including inspections and repairs to the Premises or to the Project, as may be necessary or desirable in the operation or protection of the Project; (9) To retain at all times master keys or pass keys to the Premises; (10) To install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Project; (11) To install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Project; (12) To make alterations, improvements, repairs and replacements to the Project or any systems, equipment or machinery located in, on or under the Project; and (13) to convert the Project or any portions thereof to condominiums.

          19. ESTOPPEL CERTIFICATE. Tenant shall within ten (10) days after each prior written request from Landlord, execute and deliver in form and substance satisfactory to Landlord, an estoppel letter signed by an officer or partner of Tenant and certifying the status of the following: the Commencement Date and the Expiration Date; the date to which Rent has been paid; the amount of Rent then being paid; the amount of any security deposit; Tenant acceptance of the Premises; if this Lease is in full force and effect and if it has been modified, amended or assigned (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); if all improvements have been fully completed; if there are defaults of Landlord under this Lease or any existing condition upon which the giving of notice or lapse of time would constitute a default; if Tenant has received any concession; if there are offsets to the payment of Rent; if Tenant has received notice from any insurance company of any defects or inadequacies of the Premises; if Tenant has options or rights other than as set forth in this Lease; and such other matters which Landlord may reasonably request. If the letter is to be delivered to a purchaser or other subsequent owner of the Project, it shall further include the agreement of Tenant to recognize such purchaser or other subsequent owner as Landlord under this Lease and to pay Rent to the purchaser or other subsequent owner or its designee in accordance with the terms of this Lease. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser, mortgagee or ground lessor of all or any portion of the Project. Tenant's failure to deliver such statement within said 10-day period shall be an event of default under this Lease.

          20. MORTGAGE BY LANDLORD. This Lease is expressly subject and subordinate at all times to (1) any ground, underlying or operating lease of the Project or the land on which the Project is located (the "Land") now or hereafter existing and all amendments, renewals and modifications to any such lease, and (2) the lien of any mortgage or trust deed encumbering fee title to the Project, the Land and/or the leasehold estate under any such ground, underlying or operating lease, and to all advances made or to be made upon the security of such lien.
Tenant agrees: ,

                  (a) if requested by any mortgagee, trustee or lessor, Tenant shall subordinate its interest in this Lease to any such mortgage, trust deed or lease and will execute such subordination agreement or agreements as may be reasonably required by any said mortgagee, trustee or lessor, provided such mortgagee, trustee or lessor executes a non-disturbance agreement, and

                  (b) in the event of any default by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (I) it has notified in writing the mortgagee, holder of such trust deed or lessor, as the case may be (if the name and address of such mortgagee, holder or lessor shall have previously been furnished by written notice to Tenant) of such default, and (ii) such mortgagee, holder or lessor, as the case may be, fails within a reasonable time (not to exceed 30 days) after receipt of such notice to cause such default to be cured, and

                  (c) if any such mortgage or trust deed is foreclosed (or a deed given in lieu of foreclosure), or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at foreclosure sale (or grantee of deed in lieu of foreclosure) or the lessor under the lease, as the case may be, and will execute such instruments as may be necessary or appropriate to evidence such attornment, provided such mortgagee, holder or lessor executes a non-disturbance agreement with Tenant.

         21. NOTICES. All notices and approvals to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

                  (a) To Landlord c/o The Habitat Company, 555 W. Madison, Chicago, Illinois 60661, or to such other person or persons or at such other address or addresses designated by notice to Tenant.

                  (b) To Tenant at the Premises. Prior to the Commencement date notices to Tenant shall be sent to 100 South Wacker Drive, Suite 850, Chicago, Illinois 60606, Attention: Jordan Glazov.

Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested. Notices shall be considered to have been given upon personal delivery or upon posting in the United States mail.

         22.      MISCELLANEOUS.

                  A. BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

                  B. DEFAULT INTEREST. All amounts owing to Landlord under this Lease for which the date of payment is not expressly fixed, shall be paid within ten (10) days after the date Landlord renders appropriate statements of account. Tenant shall pay Landlord interest on any delinquent Rent owing under this Lease at a rate equal to five percent (5 %) plus the prime rate of interest from time to time announced by Bank One N.A., at its principal office in Chicago, Illinois, as its prime rate, but in no event less than twelve percent (12 %) per annum from the date due until paid. In the event in Landlord's sole judgment, the rate of interest so announced should cease to be an effective reference rate for determining default interest under this Lease, Landlord may by written notice to Tenant, substitute any other floating rate of interest utilized by major Chicago banks as a floating interest rate for pricing commercial loans.

                  C. EMINENT DOMAIN. In the event that all or a substantial part of the Premises or the Project are taken by eminent domain (or by a deed given in lieu of condemnation) so that the Premises cannot be reasonably used by Tenant for the purposes for which they are leased, then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such taking. In the event of any taking by eminent domain (or deed given in lieu of condemnation) the entire award shall be paid to and retained by Landlord excepting, however, that Tenant may receive from such award any portion paid on account of trade fixtures and unamortized improvements in the Premises paid for by Tenant and moving costs.

                  D. EXHIBITS. All Exhibits attached to this Lease are made a part of this Lease and incorporated by this reference into this Lease.

                  E. ENTIRE AGREEMENT. This Lease and the Exhibits and Rider (if any) attached to this Lease set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings (the "Representations" collectively) between Landlord and Tenant concerning the Premises and the Project, and there are no Representations, either oral or written, between them other than those in this Lease. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, reservations of space, lease proposals, brochures, Representations and information conveyed, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, it has not relied on any such Representations, no such Representations shall be used in the interpretation or construction of this Lease and Landlord shall have no liability for any consequences arising as a result of any such Representations. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing signed by both parties.

                  F. SIGNING. The signing of this Lease by Tenant and delivery of this Lease to Landlord or its agent does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease and this Lease shall become effective only if and when Landlord signs and delivers same to Tenant; provided, however, the signing and delivery by Tenant of this Lease to Landlord or its agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions contained in this Lease, which offer may not be withdrawn or revoked for thirty (30) days after such signing and delivery. If Tenant is a corporation, it shall deliver to Landlord concurrently with the delivery to Landlord of a signed Lease, certified resolutions of Tenant's directors authorizing the signing and delivery of this Lease and the performance by Tenant of its obligations under this Lease.

                   G. NO ACCORD. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be considered an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right to possession of the Premises shall reinstate, continue or extend the Term.

                   H. BROKER. Tenant represents to Landlord that other than Edward Gerstein Tenant has not dealt directly with anyone as broker in connection with this Lease and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection with this Lease. Tenant indemnifies and holds Landlord and its agents and employees harmless from all claims of any broker or brokers other than Edward Gerstein, who claim to have dealt with Tenant in connection with this Lease. Landlord represents to Tenant that Landlord has not dealt directly with anyone as broker in connection with this Lease and that insofar as Landlord knows, no other broker negotiated this Lease or is entitled to any commission in connection with this Lease. All fees, commissions or compensation to Edward Gerstein and Mesirow/Stein Real Estate Inc., shall be paid by CCN.

                   I. FORCE MAJEURE. Landlord shall not be considered in default of any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees or invitees) or any other cause beyond the reasonable control of Landlord.

                   J. NO PARTNERSHIP. Neither any one or more agreements herein contained is intended nor shall the same be deemed or construed to create a partnership between Landlord and Tenant, to make them joint venturers, nor to make Landlord in any way responsible or liable for the debts or losses of Tenant.

                   K. PARAGRAPHS. Paragraph captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such Paragraphs.

                  L. APPLICABLE LAW. This Lease shall be construed in accordance with the laws of the State of Illinois.

                  M. TIME. Time is of the essence of this Lease and the performance of all obligations under this Lease.

                  N. LANDLORD'S PERFORMANCE. If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation) after the expiration of any applicable notice and cure period, to itself perform such duty on behalf and at the expense of Tenant, without further notice to Tenant, and all sums reasonably incurred by Landlord in performing such duty shall be considered additional rent under this Lease and shall be due and payable upon demand by Landlord.

                  O. RECORDING. Tenant shall not record this Lease or a memorandum of this Lease without Landlord's consent.

                  P. SEVERABILITY. If any clause, phrase, provision or portion of this Lease or the application of same to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease, nor any other clause, phrase, provision or portion of this Lease, nor shall it affect the application of any clause, phrase, provision or portion of this Lease to other persons or circumstances.

                  Q. TENANT. The word "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, the liability of each shall be joint and several.

         23. CORPORATE AUTHORITY. Tenant represents and warrants to Landlord that:

                  (a) Tenant is a corporation validly organized and in good standing and qualified to do business in the State of Illinois;

                  (b) The persons executing this Lease on behalf of Tenant have been duly authorized to execute and deliver this Lease; and

                  (c) This Lease, when executed and delivered to Landlord, will be binding on and enforceable against Tenant.

         24. LANDLORD WORK. Landlord agrees to repair the bathrooms and all bathroom fixtures in the Premises so that the same are in good working order and condition and that the entire Premises will be carpeted or have floor tile installed. In addition, Landlord agrees, at its cost and expense, to cause to be promptly performed the work on the Premises as set forth on Exhibit C attached hereto, provided, however, that to the extent the cost of the Landlord Work described on Exhibit C exceeds $98,810 the Tenant shall be obligated to promptly pay such excess and Landlord shall not be obligated to continue with the performance of Landlord Work until such payment has been made.

         25.      HUD PROVISIONS.

         The effectiveness of this Lease and the obligations of either party hereunder are subject to the prior written approval of the Secretary of Housing and Urban Development ("HUD"). This Lease may be cancelled at the option of HUD in the event HUD becomes the mortgagee or owner of the Project, except that this provision shall not be applicable so long as a non-disturbance agreement has been entered into between Landlord, Tenant and the mortgagee of the Project and approved by HUD. This Lease shall not be modified or amended without the prior written consent of HUD. This Lease may not be assigned nor may the Premises be sublet without the prior written consent of HUD. The use of the Premises as approved by HUD shall not be changed without the written consent of HUD. This Lease may not be terminated except for breach of a covenant herein without the prior written consent of HUD. There shall be no assignment or subleasing of any portion of the Premises without the prior written consent of HUD.

         26.      OPTION TO EXTEND TERM.

                  A. Tenant shall have the option (the "Extension Option") to extend the original Term for one additional period of three (3) years (the "Extension Term") commencing upon the day immediately following the Expiration Date of the original Term, upon the following terms and conditions:

                        (1)Tenant delivers to Landlord on or before the date
               which is one (1) year prior to the Expiration Date of the original Term written notice signed by Tenant stating that Tenant has elected to exercise the Extension Option; and

                        (2)Tenant is not in default under this Lease on the date
               Tenant delivers to Landlord the notice required under the preceding clause (1).

                  B. If Tenant properly exercises the Extension Option, the Term shall be automatically extended for the Extension Term and all of the provisions of this Lease shall be applicable during the Extension Term, except that (1) the Fixed Rent for the Extension Term shall be at the then current market net effective rate for comparable office space in the Development*, (2) Landlord shall not be obligated to improve the Premises and Tenant shall not be entitled to receive any allowance or credit from Landlord for the improvement thereof for or
---------------------------
*"(if there is no comparable office space in the Development, current market net effective rate shall be determined by an experienced real estate broker acceptable to Landlord and Tenant)" during the Extension Term, and (3) Tenant shall not have any right or Option to further extend the original Term beyond the expiration date of the Extension Term.

                  C. In the event the Extension Option is exercised, Landlord and Tenant agree to promptly enter into a written amendment of this Lease reflecting the extension of the original Term for the Extension Term, upon the terms and provisions herein provided.

                  D. The Extension Option shall automatically terminate and be of no further force or effect from and after the earlier to occur of (1) the expiration of the Term of this Lease, (2) the termination of the Term of this Lease, (3) the termination by Landlord of Tenant's right to possession of the Premises, (4) the assignment of this Lease by Tenant, in whole or in part, (5) the sublease by Tenant of the Premises or any part thereof, or (6) the failure of Tenant to timely or properly exercise the Extension Option.

          27. LANDLORD. The term "Landlord" as used in this Lease means only the owner or owners at the time being of the Project and the Land so that in the event of any assignment, conveyance or sale, once or successively, of said Land and Project, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such conveyance, sale or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such conveyance, assignment or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

         28. EXCULPATORY PROVISIONS. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants undertakings and agreements by Landlord or for the purpose of with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting the beneficial owner's and Landlord's interest in the Project, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by the beneficial owner or Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), Tenant shall look solely to the interests of the beneficial owner and Landlord in the Project and Land.

         IN WITNESS WHEREOF, this Lease is executed as of the day and year aforesaid.

LANDLORD:                                   TENANT:

THE HABITAT COMPANY, as Managing            U.S. REALTEL, INC.
Agent for Presidential Towers, Ltd.,
beneficiary under a Trust Agreement
with LaSalle Bank As Trustee under
Trust Number 103200

By:     /s/ Janice M. Stewart               By:    /s/ Jordan E. Glazov
   -----------------------------               -----------------------------

Title: Sr. Vice President                   Title:   President
      --------------------------                  --------------------------

                                    EXHIBIT A

                                Plan of Premises
                                ----------------

                                [FLOOR PLAN]

                                    EXHIBIT B

                                  Rent Schedule
                                  -------------


         YEAR                      PER MONTH                          PER ANNUM
         2                         $15,269                            $183,223
         3                         $16,603                            $199,244
         4                         $18,005                            $216,066
         5                         $19,477                            $233,729

                                    EXHIBIT C


   May 24, 1999

   Mr. Sergio Polo
   PRESIDENTIAL TOWERS
   555 W. Madison Street
   Chicago, Illinois 60681

   Re: Mesirow-Stein Space Renovation

   Dear Mr. Polo:

     SIGNATURE CONSTRUCTION TEAM, INC. will provide the necessary labor, material and equipment to perform the following:

   I.    Carpentry:
         A.       Supply and install approximately 380 lineal feet of new
                  drywall, floor to ceiling with insulation per proposed new layout.
         B.       Supply and install eighteen (18) new doors, frames and
                  hardware to match existing.
         C.       Install new V.C.T. in coat rooms.
         D.       Supply and Install vinyl base on new walls.
         E.       Rework ceiling to accommodate new lighting.
         F.       Install new counter.
   II.   Painting:
         A,       Paint new walls two (2) coats.
         B.       Paint existing walls one (1) coat.
         C.       Paint new frames and doors.
         D.       Paint existing frames and doors. .
   III.  H.V.A.C:
         A.       Install diffusers to accommodate new lay out.
         B.       Rework ductwork with flexduct to each office.
         C.       Balance space.
   IV.   Sprinkler.
         A.       Rework sprinkler heads to accommodate new lay out.
   V.    Electrical:
         A.       Install twenty-six. switches.
         B.       Install twenty (20) quads.
         C.       Relocate forty (40) light fixtures.
         D.       Install twenty (20) voice/data hookups.

   Mr. Sergio Polo
   PRESIDENTIAL TOWERS
   May 24, 1999
   Page 2

   V.    Electrical, cont'd:
         E.       Install power to east general office cubicles.
         F.       Rework switching,
         G.       Install three (3) exit signs.
         H.       Install two (2) battery packs.
   VI. General Conditions:
            Including:              supervision
                                    Insurance
                                    Clean-up

    NOTE:
        PLEASE NOTE THAT NO CARPET WORK IS INCLUDED
        NO PERMITS ARE INCLUDED.

    All of the above for the amount of $98,610 (Ninety-eight thousand, eight hundred tan dollars).

    Thank you for giving us the opportunity to be of service to your company.

    Sincerely,
    SIGNATURE CONSTRUCTION TEAM, INC.
/s/ Fernando Tello

Fernando Tello
President

ACCEPTED:                                      DATE:
         -------------------------------------      ---------------------------

                            MESIROW-STEIN RENOVATION

                                 COST BREAKDOWN

                 Carpentry                                $40,565
                 Painting                                 $ 8,298
                 HVAC                                     $10,500
                 Sprinkler                                $ 4,850
                 Electrical                               $20,500
                 General Conditions                       $ 6,777
                                                          -------
                 Direct Cost:                             $91,490
                 Overhead and profit:                     $ 7,320
                                                          -------
                 TOTAL.:                                  $98,810